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                                   EXHIBIT 21



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                  SUBSIDIARIES OF TOOTSIE ROLL INDUSTRIES, INC.
                           AND STATE OF INCORPORATION



Arrendadora Gorvac S.A. De C.V.
Mexico City, Mexico

C.G.C. Corporation
Delaware

Cambridge Brands, Inc.
Delaware

Cambridge Mfg., Inc.
Delaware

Cambridge Services, Inc.
Delaware

Cella's Confections, Inc.
Virginia

Charms Company
Delaware

Charms Marketing Company
Illinois

Henry Eisen Advertising Agency, Inc.
New Jersey

J.T. Company, Inc.
Delaware

Tootsie Roll of Canada, Ltd.
Canada

Tootsie Roll Central Europe, Ltd.
Delaware

The Tootsie Roll Company, Inc.
Illinois

Tootsie Roll Management, Inc.
Illinois


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Tootsie Roll Mfg., Inc.
Illinois

Tootsie Rolls-Latin America, Inc.
Delaware

Tootsie Roll Worldwide, Ltd.
Illinois

The Sweets Mix Company, Inc.
Ilinois

TRI de Latino America
Mexico

TRI-Finance, Inc.
Delaware

TRI International Co.
Illinois

TRI-MASS, Inc.
Massachusetts

TRI Sales Co.
Delaware

Tutsi S.A. de C.V.
Mexico City, Mexico

World Trade & Marketing Ltd.
Grand Cayman, BWI